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                                                                    EXHIBIT 10.9

                               MARKETING AGREEMENT

         This Marketing Agreement is entered into as of February 8, 1999 ("Contract Date") by and between MarketWatch.com, Inc., a Delaware corporation having an office at 825 Battery Street, San Francisco, CA 94111 ("MarketWatch") and E-LOAN, Inc., a California corporation having an office at 540 University Avenue, Palo Alto, California 94301 ("E-LOAN"). The Launch Date of this Agreement shall be the date the program described in the Marketing Agreement is made available to the public ("Launch Date").

         Whereas, MarketWatch is engaged in providing news, expert analysis and market data for the investing community via its website located at cbs.marketwatch.com; and

         Whereas, E-LOAN is engaged in marketing mortgage services and related services via the Internet, including, but not limited to attracting visitors to E-LOAN's website located at www.eloan.com, providing visitors with a variety of mortgage loan options, and displaying competitive products in the market for various types of loans; and

         Whereas, E-LOAN is also engaged in providing various services, goods and facilities to companies on the Internet, including, but not limited to website design, technology support and troubleshooting, maintenance of hardware and software configurations, maintenance of communication links and equipment, licensing of its brand name, trademarks and service marks; and

         Whereas MarketWatch and E-LOAN wish to develop a program ("Program") for the purpose of which will be to market E-LOAN's loan products to visitors to MarketWatch's website;

         Now, therefore, in consideration of the mutual promises contained herein, the parties hereby agree as follows:

1.       The Program.

         (A) As soon as possible after the Contract Date, E-LOAN will create and host (at no charge to MarketWatch) a Loan Center
              ("Loan Center") for MarketWatch that will have the MarketWatch "look and feel" with a graphical reference to E-LOAN. The Loan Center will contain various hyperlinks to mortgage tools, services and articles provided by E-LOAN for use by MarketWatch visitors. All tools, services and articles provided by E-LOAN will be co-branded and mutually agreed upon.

         (B) MarketWatch will place hyperlinks to the Loan Center reasonably acceptable to MarketWatch as set forth below;

              (i)            The MarketWatch Front Page, left-side navigation
                        bar.

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              (ii)           Additional hyperlinks to the Loan Center will be
                        added to the bottom of all articles relating to interest rates, real estate or additional articles that MarketWatch deems appropriate.

              (iii)          MarketWatch will provide E-LOAN with [*] ROS
                        banner advertisements each month of the first year of the Agreement. Should this Agreement enter into a second year, both parties will mutually agree in advance of the second year upon the number of banner advertisements E-LOAN will receive each month.

              (iv)           MarketWatch will promote the Loan Center to its
                        e-mail member base no less than once per quarter. Both parties will mutually agree upon the content contained in each e-mail.

              (v)            MarketWatch will offer its portfolio members the
                        capability to include a customized module, the E-LOAN Mortgage Tracker, as part of the portfolio service.

         (C) MarketWatch guarantees a minimum of [*] page views delivered containing hyperlinks to the Loan Center for the first year of this Agreement ("Minimum Guarantee"). Should this Agreement enter into a second year, both parties will mutually agree upon a Minimum Guarantee. In the event that MarketWatch does not meet the Minimum Guarantee set forth above, the Agreement will be extended until the Minimum Guarantee is met.

         (D) Within sixty (60) days after execution of this Agreement, MarketWatch will develop or otherwise make available new services or features for MarketWatch visitors which will include, but are not limited to, a "bond area" and a "taxation area", as reasonably defined by MarketWatch. Subject to any limitations arising from any existing agreements, MarketWatch will provide hyperlinks to the Loan Center and further integration within these areas. All hyperlinks and integration will be mutually agreed upon.

         (E) In the event that MarketWatch plans to develop or modify a service on its site which will have as its primary feature mortgages, real estate or mortgage interest rates, MarketWatch will notify E-LOAN in advance on a confidential basis to allow discussion about the possible provision of such services by E-LOAN. MarketWatch agrees to discuss such possible provision of services by E-LOAN; provided that neither MarketWatch nor E-LOAN will be obligated to contract for such services unless agreed by both parties in detail in writing.

         (F) E-LOAN will ensure that MarketWatch has control over all ads that appear on the Loan Center, subject to Section 5. MarketWatch will have the sole right to collect revenue from such ads.


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*Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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2.       Compensation.

         (A) E-LOAN will compensate MarketWatch for setting up this marketing agreement in the nonrefundable amount of [*] per month for the first year of this Agreement ("Monthly Fee"), payable in advance of each such month. The Monthly Fee is not based on MarketWatch providing loan origination services, rather, this fee is to compensate MarketWatch for the advertising aspect inherent in the links it will be providing E-LOAN.

         (B) Forty five (45) days prior to the end of the first year of this Agreement, both parties shall have the right to re-evaluate the fair market value of the goods and services being provided by MarketWatch and notify the other party should they wish to amend the Monthly Fee. If both parties cannot come to an agreement on the amended Monthly Fee, this Agreement will be terminated upon the expiration of the first year's term.

         (C) In addition to the Monthly Fee, E-LOAN will compensate MarketWatch [*] for each "Lead", defined as a complete loan application submitted through the Loan Center from an applicant who reached the Loan Center via the MarketWatch website, in excess of [*] Leads in the first year. Should this Agreement enter into a second year, both parties will mutually agree in advance of the commencement of such second year, upon a new fee per Lead.

         (D) The Monthly Fee shall be paid to MarketWatch within thirty (30) business days after the beginning of each three-month period. The parties acknowledge and agree that the Monthly Fee reflects the reasonable and fair market value of the marketing services to be provided to E-LOAN by MarketWatch under the Program.

3.       Term and Termination.

         (A) Initial and Renewal Terms. The term of this Agreement shall be for a period of [*] years commencing on the Launch Date, unless earlier terminated in accordance with the provisions of this Section 3 or 2(B) above. Upon expiration of the initial two-year term, the Agreement shall automatically renew for additional one-year periods unless and until terminated by a 45-day written notice from the terminating party to the other party. The initial and any renewal terms are referred to collectively as the "Term."

         (B) Termination by the Parties. Both parties may terminate this Agreement (1) in the event that either party fails to substantially perform its obligations to each other hereunder, upon 30 days written notice from the terminating party to the other party specifying the default and providing 30 days to cure the default, or (2) in the event that either party discontinues its business, becomes insolvent or in the event of its bankruptcy.


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*Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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         (C)            Rights and Obligations Following Termination. Following
              termination of this Agreement for any reason, (1) E-LOAN shall continue to process, in due course, any mortgage loan applications submitted by consumers prior to termination and
              (2) E-LOAN's obligation to pay any then-due Monthly Fees will be pro-rated as of the date of termination. In addition, Sections 6 through 10 and 12 through 19 will survive termination of this Agreement for any reason.

4.       Reporting.

         (A) Within fifteen (15) days after the last day of each calendar month, MarketWatch-will provide E-LOAN with a monthly report of user traffic to include the number of impressions, click-through rates and page views for any links, banner advertising or other promotions provided by MarketWatch to the Loan Center and E-LOAN.

         (B) Within fifteen (15) days after the last day of each calendar month, E-LOAN will provide MarketWatch with a monthly report of users and applications received from the Loan Center.

5. Exclusivity. During the term of this Agreement, E-LOAN will be the exclusive, integrated mortgage company of MarketWatch. No other mortgage lending services will be offered on the Loan Center other than E-LOAN. This does not limit MarketWatch from selling banner advertisements, on a cost per thousand or any other basis, to other mortgage providers; except that MarketWatch is prohibited from selling banner advertisements, sponsorships or other forms of advertisements to other mortgage providers on the Loan Center.

6. Relationship. The relationship between MarketWatch and E-LOAN shall be that of independent contractors and neither party shall be or represent itself to be an agent, employee, partner or joint venturer of the other, nor shall either party have or represent itself to have any power or authority to act for, bind or commit the other.

7. Severability. If any provision of this Agreement is held invalid, illegal or in conflict with any applicable state or federal law or regulation, such law or regulation shall control, to the extent of such conflict, without affecting the remaining portions of this Agreement.

8.       Representations and Warranties.

         (A) Authority/Legal Actions. MarketWatch is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to transact any and all business contemplated by this Agreement and it possesses all requisite authority, power, licenses, permits and franchises to conduct its business as presently conducted. Its execution,

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              delivery and compliance with its obligations under the terms of this Agreement are not prohibited or restricted by any government agency. There is no claim, action, suit, proceeding or investigation pending or, to the best of MarketWatch's knowledge, threatened against it or against any of its principal officers, directors or key employees, which, either in any one instance or in the aggregate, may result in any adverse change in the business, operations, financial condition, properties or assets of MarketWatch, or in any impairment of the right or ability of MarketWatch to carry on its business substantially as now conducted through its existing management group, or in any material liability on the part of MarketWatch, or which would draw into question the validity of this Agreement.

         (B) MarketWatch's Compliance. MarketWatch website format, information, content and the marketing and use thereof by MarketWatch shall be in full compliance with all applicable federal and state laws. MarketWatch has obtained, or will have obtained in connection with the transactions contemplated by this Agreement, all necessary federal and state approvals in connection with operation and ownership of its website and the content thereof. The Privacy Notices and Privacy Policies of MarketWatch website shall be consistent with the Federal Trade Commission's procedure or rules, and comply with acceptable trade practices.

         (C) E-LOAN's Compliance. E-LOAN's website format, information, content and marketing and use thereof by E-LOAN shall be in full compliance with all applicable federal and state laws. E-LOAN has obtained, or will have obtained in connection with the transactions contemplated by this Agreement, all necessary federal and state approvals in connection with operation and ownership of its website and the content thereof. The Privacy Notices and Privacy Policies of E-LOAN's website shall be consistent with the Federal Trade Commission's procedure or rules, and comply with acceptable trade practices.

         (D) Execution/Conflict with Existing Laws or Contracts. The parties have taken all necessary action to authorize their respective execution, delivery and performance of this Agreement. The execution and delivery of this Agreement and the performance of the obligations of the respective parties hereunder will not
              (i) conflict with or violate the Certificate of Incorporation or By-laws of either party, or any provision of any law or regulation or any decree, demand or order to which either party is subject, or (ii) conflict with or result in a breach of or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under any of the terms, conditions or provisions of any agreement or instrument to which either party is a party or by which it is bound, or any order or decree applicable to either party, or result in the creation or imposition of any lien on any of their assets or property.

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         (E)            Noninfringing Content. All content provided by E-LOAN to
              MarketWatch or any third party in connection with this Agreement which is the subject of any intellectual property right(s) of any third party(s), including but not limited to and copyright and trademark rights, and the use of such content by MarketWatch and third parties as contemplated in this Agreement, will be licensed or otherwise permitted by the owner(s) of such intellectual property right(s) and will not infringe such intellectual property rights in any way.

9.       Indemnification/Hold Harmless.

         (A) E-LOAN agrees to indemnify, defend and hold MarketWatch harmless from and against any and all claims, suits, actions, liability, losses, expenses or damages which may hereafter arise, which MarketWatch, its affiliates, directors, officers, agents or employees may sustain due to, or arising out of any breach of any representation or warranty herein, or arising out of any act or omission by E-LOAN, its affiliates, officers, agents, representatives or employees in connection with this Agreement. However, the above indemnification shall not provide coverage for
              (a) any claim, suit, action, liability, loss, expense or damage to the extent resulting from an act or omission of MarketWatch or
              (b) the amount by which any cost, fee, expense or loss associated with any of the foregoing were increased as a result of an act or omission on the part of MarketWatch. As a condition of the foregoing indemnity obligation, MarketWatch agrees to give E-LOAN reasonably prompt notice of any third party claim which may be indemnified, cooperation and, at E-LOAN's sole cost and expense, sole control of the defense and settlement of such claim.

         (B) MarketWatch agrees to indemnify, defend and hold E-LOAN harmless from and against any and all claims, suits, actions, liability, losses, expenses or damages which may hereafter arise, which E-LOAN, its affiliates, directors, officers, agents or employees may sustain due to, or arising out of any breach of any representation or warranty herein, or arising out of any act or omission by MarketWatch, its affiliates, officers, agents, representatives or employees or out of any act by MarketWatch, its affiliates, officers, agents, representatives or employees in connection with this Agreement. However, the above indemnification shall not provide coverage for (a) any claim, suit, action, liability, loss, expense or damage to the extent resulting from an act or omission of E-LOAN or (b) the amount by which any cost, fee, expense or loss associated with any of the foregoing were increased as a result of an act or omission on the part of E-LOAN. As a condition of the foregoing indemnity obligation, E-LOAN agrees to give MarketWatch reasonably prompt notice of any third party claim which may be indemnified, cooperation and, at MarketWatch's-LOAN's sole cost and expense, sole control of the defense and settlement of such claim.

         (C) Notice of Claims. Each party shall promptly notify the other in writing of any and all litigation and claims known to such party made against it or the other party in connection with this Agreement.


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10.      Capitalized Terms. Capitalized terms used herein shall have the meanings set forth herein.

11.      Trademark Licenses.

         (A) For the term of this Agreement, MarketWatch hereby grants to E-LOAN a non-exclusive, royalty-free, worldwide license to reproduce, display, and affix MarketWatch's Marks (as defined below) in electronic media in connection with any link from or in conjunction with the E-LOAN's website. Neither party may use the other party's trademarks, service marks, trade names, logos or other commercial or product designation (collectively, "Marks") for any purpose whatsoever without the prior written consent of the other party except as set forth in this section.

         (B) For the term of this Agreement, E-LOAN hereby grants to MarketWatch a non-exclusive, royalty-free, worldwide license to reproduce, display, and affix E-LOAN's Marks (as defined below) in electronic media in connection with any link from or in conjunction with the MarketWatch website. Neither party may use the other party's trademarks, service marks, trade names, logos or other commercial or product designation (collectively, "Marks") for any purpose whatsoever without the prior written consent of the other party except as set forth in this section.

         (C) Subject only to the express rights granted above, each party will retain all proprietary rights and interest in and to its respective Marks and retain and own all goodwill in and to such Marks resulting from their use, whether such use is by or for the owner or the licensee.

12. Confidential Information. Each party recognizes that during the Term, its directors, officers, employees and authorized representatives such as attorneys and accountants, may obtain knowledge of trade secrets, customer lists, membership lists and other confidential information of the other party which is valuable, proprietary, special or unique to the continued business of that party, which information is initially delivered in written form including electronic form or is summarized and delivered in writing within thirty (30) days after initial delivery in nonwritten form, and which writing is marked "Confidential" or in a similar nature to indicate its nonpublic and proprietary nature ("Confidential Information"). However, Confidential Information does not include information that is (i) or becomes available to the general public other than through a breach by the recipient party, (ii) is already known to the recipient party as of the time of communication to the recipient party, (iii) is developed by the recipient party independently of and without reference to information communicated by the other party, or (iv) rightfully received by the recipient party from a third party which third party is not under a legal duty of confidentiality with respect to such information. Accordingly, each

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         party as a recipient of the other's Confidential Information agrees to hold the Confidential Information of the communicating party and the terms and conditions of this Agreement in confidence and to use diligent efforts to ensure that the communicating party's Confidential Information the terms hereof are held in confidence by its officers, directors, employees, representatives and others over whom it exercises control. Upon discovering any unauthorized disclosure of the communicating party's Confidential Information or the terms of this Agreement, the recipient party will use diligent efforts to recover such information and to prevent its further disclosure to additional third parties. The recipient party will promptly notify the communicating party in writing of any such authorized disclosure of the communicating party's Confidential Information by the recipient party or its personnel. The parties' obligations under this paragraph will survive for a period of three (3) years following the expiration or earlier termination of this Agreement.

13. Notices. All notices required or permitted by this Agreement shall by in writing and shall be given by certified mail, return receipt requested, or by reputable overnight courier with package tracing capability and shall be sent to the address at the head of this Agreement or to such other address that a party specifies in writing in accordance with this section.

14. Disclaimer Concerning Tax Effects. Neither party to this Agreement makes any representation or warranty to the other regarding the effect that this Agreement and the consummation of the transactions contemplated hereby may have upon the foreign, federal, state or local tax liability of the other.

15. Disclaimer of Warranties. Both parties provide all service hereunder "AS IS" and without any warranty of any kind. E-LOAN does not guarantee continuous or uninterrupted display or distribution of the link and MarketWatch does not guarantee continuous or uninterrupted operation of its Web site. In the event of interruption of display or distribution of E-LOAN's link or of MarketWatch's web site, both parties' sole obligation shall be to restore service as soon as reasonably possible.

16. Amendments. The terms and conditions of this Agreement may not be modified or amended other than by a writing signed by both parties.

17. Assignment/Binding Nature. Neither party may assign, voluntarily, by operation of law, or otherwise, any rights, or delegate any duties under this Agreement without the other party's prior written consent, except that either party may assign this Agreement or any of its rights or obligations arising hereunder to the surviving entity in a merger, acquisition, or consolidation in which it participates, or to a purchaser of substantially all of its assets; provided that the assigning party will give reasonable written notice to the nonassigning party in advance of such merger, acquisition or other assignment. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties.

18. Entire Agreement. This Agreement and any exhibits attached hereto constitute the entire agreement between the parties and supersede all oral and written negotiations of the parties with respect to the subject matter hereof.


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19.      LIMITATION OF LIABILITY. EXCEPT FOR THE PARTIES' RESPECTIVE OBLIGATIONS
         UNDER SECTIONS 9 AND 12 HEREOF, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, [AND] WHETHER OR NOT THAT PARTY
         HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

20. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California without giving effect to its conflicts of laws principles. Both parties agree to submit to jurisdiction in California, and further agree that any cause of action arising under this Agreement may be brought in a court in Santa Clara County, California.

         In witness whereof, the parties have caused this Agreement to be executed the day and year first above written.

E-LOAN, Inc.                                  MarketWatch.com, Inc.

By: /s/ D. Galen                              By: /s/Signature Illegible 2/8/99
    -------------------------                     -----------------------------
Name:  DOUGLAS GALEN                          Name:  WILLIAM BISHOP
       ----------------------                        --------------------------
Title: VP Bus. Dev.                           Title: VP, BUSINESS DEVELOPMENT
       ----------------------                        --------------------------

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